Exhibit 99.2

Vine Energy Inc. Cancels Second-Quarter 2021 Conference Call

PLANO, Texas—Vine Energy Inc. announced today that it cancelled its second-quarter 2021 conference call scheduled for August 16, 2021 at 9am Central time following the announcement of the definitive agreement in which Chesapeake Energy intends to acquire Vine. The call is not expected to be rescheduled.

The company expects to file its second-quarter 2021 results on Form 10-Q on or before August 16, 2021.

About Vine Energy Inc.

Vine Energy Inc., based in Plano, Texas, is an energy company focused on the development of natural gas properties in the stacked Haynesville and Mid-Bossier shale plays in the Haynesville Basin of Northwest Louisiana. The Company is listed on the New York Stock Exchange under the symbol “VEI”.

Contacts

David Erdman

(469) 605-2480

IR@VineEnergy.com